POWER OF ATTORNEY

 Know all by these presents, that the undersigned Trustees of the Douglas S. Schatz & Jill E. Schatz Family Trust, dated 3/26/2002 (the "Trust"), pursuant to Article 4-3.2(m) of the Trust, do hereby constitute and appoint each of Douglas S. Schatz, Jill E. Schatz, Michael El-Hillow and Gary D. Watkins, signing singly, the undersigneds' true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds' capacities as Trustees of the Trust and in connection with the securities issued to the Trust by Advanced Energy Industries, Inc. (the "Issuer"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grant to each such attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

       The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigneds' responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

       This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4, and 5 on behalf of the Trust with respect to the undersigneds' holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 15th day of September, 2003.

DOUGLAS S. SCHATZ & JILL E. SCHATZ

FAMILY TRUST

/s/ Douglas S. Schatz, Trustee

/s/ Jill E. Schatz, Trustee

Acknowledged and agreed to on this

15th day of September, 2003, by:

/s/ Douglas S. Schatz

/s/ Jill E. Schatz

/s/ Michael El-Hillow

/s/ Gary D. Watkins